UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 15, 2009
SPORT SUPPLY GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-15289	22-2795073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Diplomat Drive Farmers Branch, Texas	75234
(Address of principal executive offices)	(Zip Code)
(972) 484-9484
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Adoption of Fiscal 2010 Compensation Program for the Named Executive Officers
On June 15, 2009, the Compensation Committee of the Board of Directors of the Company unanimously approved the fiscal 2010 compensation program for the Company’s named executive officers. The Company’s fiscal 2010 year begins on July 1, 2009 and ends on June 30, 2010. The compensation program, as approved, is composed of the following components:
(1)	Base Salary. The named executive officers will receive the following salaries for fiscal 2010:

Adam Blumenfeld, Chairman of the Board and Chief Executive Officer	$450,000
Terrence M. Babilla, President, Chief Operating Officer, General Counsel and Secretary	$415,000
John Pitts, Chief Financial Officer	$275,000
Tevis Martin, Executive Vice President, U.S. Operations	$225,000
Kurt Hagen, Executive Vice President, Sales & Marketing	$225,000
The foregoing fiscal 2010 salaries reflect no change from fiscal 2009 salaries.

(2)	Equity-Based Incentives in lieu of Short-Term Incentive Program for Messrs. Blumenfeld, Babilla and Pitts. The Compensation Committee determined to forego, for Messrs. Blumenfeld, Babilla and Pitts, the use of a cash-based, short-term incentive bonus program for fiscal 2010, and instead granted the following option awards on June 15, 2009 to Messrs. Blumenfeld, Babilla and Pitts, which options are intended to serve as incentive compensation:

Mr. Blumenfeld	100,000	options
Mr. Babilla	87,500	options
Mr. Pitts	75,000	options
The exercise price of the foregoing options is $8.50. The foregoing options vest in full on December 31, 2009 and will expire on June 15, 2016.

(3)	Short-Term Incentive Program for Messrs. Martin and Hagen. Messrs. Martin and Hagen are each eligible to receive the following fiscal 2010 cash bonuses based on the Company’s attainment of the following earnings before interest and taxes performance criteria for their respective divisions:

EBIT below fiscal 2009 level	$0
EBIT at least as great as fiscal 2009 level	$50,000
In addition, the Compensation Committee has authorized Mr. Blumenfeld to set three additional threshold levels of EBIT performance pursuant to which Messrs. Martin and Hagen may earn fiscal 2010 cash bonuses above $50,000 but not to exceed $200,000.

(3)	Long-Term Incentives. On June 15, 2009, each of the named executive officers was granted the following option awards, which options are intended to serve as long-term incentive compensation:

Mr. Blumenfeld	100,000	options
Mr. Babilla	88,422	options
Mr. Pitts	37,895	options
Mr. Martin	26,526	options
Mr. Hagen	26,526	options
The exercise price of the foregoing options is $7.21, the closing sale price of the Company’s common stock on June 15, 2009. The foregoing options vest in three equal annual installments beginning on July 1, 2010 and will expire on June 15, 2019.

All options awarded pursuant to the fiscal 2010 executive compensation program were awarded under the Company’s Amended and Restated 2007 Long-Term Incentive Plan and the Company’s form of nonstatutory stock option agreement for employees, a copy of which was filed with the Company’s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on July 10, 2008.
Addendum to Change in Control Agreements for Messrs. Blumenfeld, Babilla and Pitts
On June 15, 2009, the Company entered into addendums to the amended and restated change in control agreements with Messrs. Blumenfeld, Babilla and Pitts. The change in control agreements each provide for a payment whose value is derived in part from a calculation based on the executive’s salary and the actual bonus paid to the executive for the fiscal year prior to the occurrence of a change in control. The addendums specify that, should a change in control of the Company occur during fiscal 2010, the value ascribed to the “actual bonus paid” component for each executive shall be the sum of (i) the cash bonus paid to that executive pursuant to the fiscal 2009 short-term incentive plan and (ii) any other cash bonus that may be paid at the discretion of the Compensation Committee to the executive as a result of fiscal 2009 performance (if any). Furthermore, in conjunction with the replacement of a cash bonus opportunity in fiscal 2010 with equity-based incentives, the addendums specify that, should a change in control of the Company occur during fiscal 2011, the value ascribed to the “actual bonus paid” component for each executive shall be as follows:

Mr. Blumenfeld	$150,000
Mr. Babilla	$131,250
Mr. Pitts	$112,500
The foregoing description of the addendums to the change in control agreements with Messrs. Blumenfeld, Babilla and Pitts is qualified in its entirety by reference to the addendums themselves, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.
Resignation of Scott H. Richland as Director
Due to his impending departure from Andell Holdings, LLC, on June 16, 2009, Scott H. Richland, a member of the Board, tendered his resignation on behalf of Andell and CBT Holdings, LLC, such resignation to be effective July 1, 2009.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
10.1	Agreement Regarding the Amended and Restated Executive Officer Change in Control Agreement with Adam Blumenfeld, dated June 15, 2009.
10.2	Agreement Regarding the Amended and Restated Executive Officer Change in Control Agreement with Terrence M. Babilla, dated June 15, 2009.
10.3	Agreement Regarding the Amended and Restated Executive Officer Change in Control Agreement with John Pitts, dated June 15, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT SUPPLY GROUP, INC.
Date: June 17, 2009	By:	/s/ John Pitts
John Pitts
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement Regarding the Amended and Restated Executive Officer Change in Control Agreement with Adam Blumenfeld, dated June 15, 2009.
10.2	Agreement Regarding the Amended and Restated Executive Officer Change in Control Agreement with Terrence M. Babilla, dated June 15, 2009.
10.3	Agreement Regarding the Amended and Restated Executive Officer Change in Control Agreement with John Pitts, dated June 15, 2009.